Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
Cathy Lewandowski
Senior Manager, External Communications
Catherine.Lewandowski@acuitybrands.com

Acuity Brands Reports Fiscal 2023 Third-Quarter Results
Margin Expansion and Strong Cash Flow Generation
■Improved Operating Profit Margin 80 Basis Points Over the Prior Year and Adjusted Operating Profit Margin 100 Basis Points Over the Prior Year
■Grew Diluted EPS and Adjusted Diluted EPS 7 Percent Over the Prior Year
■Generated Strong Cash Flow from Operations and Allocated Capital to the Acquisition of KE2 Therm and the Continued Repurchasing of Outstanding Shares

ATLANTA, June 29, 2023 - Acuity Brands, Inc. (NYSE: AYI) (the "Company"), a market-leading industrial technology company, announced net sales of $1.0 billion in the third quarter of fiscal 2023 ended May 31, 2023, a decrease of 5.7 percent, or $60.3 million compared to the prior year.

"In the third quarter of fiscal 2023, we expanded adjusted operating profit margin both sequentially and year-over-year. We continued to grow adjusted diluted earnings per share and we generated strong cash flow from operations, despite a decline in net sales." stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. "We completed the acquisition of KE2 Therm, and we continued to repurchase our shares."

Operating profit was $143.3 million in the third quarter of fiscal 2023, an increase of $0.6 million, compared to the prior year. Operating profit as a percent of net sales was 14.3 percent in the third quarter of fiscal 2023, an increase of 80 basis points, compared to the prior year. Adjusted operating profit was $162.9 million in the third quarter of fiscal 2023, an increase of $0.1 million, compared to the prior year. Adjusted operating profit as a percent of net sales was 16.3 percent in the third quarter of fiscal 2023, an increase of 100 basis points, compared to the prior year.
Diluted earnings per share was $3.28 in the third quarter of fiscal 2023, an increase of $0.21, or 6.8 percent, compared to the prior year. Adjusted diluted earnings per share was $3.75 in the third quarter of fiscal 2023, an increase of $0.23, or 6.5 percent, from $3.52, in the prior year.

Press Release Exhibit 99.1
Segment Performance
Acuity Brands Lighting and Lighting Controls ("ABL")
ABL generated net sales of $940.7 million in the third quarter of fiscal 2023, a decrease of $67.7 million, or 6.7 percent, compared to the prior year.
ABL operating profit was $150.0 million in the third quarter of fiscal 2023, an increase of $0.4 million, compared to the prior year. ABL operating profit as a percent of ABL net sales was 15.9 percent in the third quarter of fiscal 2023, an increase of 110 basis points compared to the prior year. ABL adjusted operating profit was $159.7 million in the third quarter of fiscal 2023, a decrease of $0.1 million, compared to the prior year. ABL adjusted operating profit as a percent of ABL net sales was 17.0 percent in the third quarter of fiscal 2023, an increase of 120 basis points compared to the prior year.
Intelligent Spaces Group ("ISG")
ISG generated net sales of $65.8 million in the third quarter of fiscal 2023, an increase of $7.5 million, or 12.9 percent, compared to the prior year.
ISG operating profit was $8.6 million in the third quarter of fiscal 2023, a decrease of $0.6 million, compared to the prior year. ISG adjusted operating profit was $12.8 million in the third quarter of fiscal 2023, a decrease of $0.8 million, compared to the prior year.
Cash Flow and Capital Allocation
Net cash from operating activities was $471.5 million for the first nine months of fiscal 2023, an increase of $305.8 million compared to the prior year due primarily to an improvement in our working capital.
During the first nine months of fiscal 2023, the Company repurchased approximately 1.3 million shares of common stock for a total of $219 million.
In the third quarter of fiscal 2023, the Company announced that it had completed the acquisition of KE2 Therm.
Today's Call Details
The Company will host a conference call at 8:00 a.m. (ET) today, Thursday, June 29, 2023. Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. will lead the call. The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at www.investors.acuitybrands.com. A replay of the call will also be posted to the Investor Relations website within two hours of the completion of the conference call and will be available on the website for a limited time.
About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces, light, and more things to come. Through our two business segments, Acuity Brands Lighting and Lighting Controls (ABL) and the Intelligent Spaces Group (ISG), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives.

Press Release Exhibit 99.1
We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management solutions, and location-aware applications. We achieve customer-focused efficiencies that allow us to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.
Acuity Brands, Inc. is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by more than 13,000 dedicated and talented associates. Visit us at www.acuitybrands.com
Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles ("GAAP") financial measures: “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation, and amortization (“EBITDA”);” and “adjusted EBITDA”. These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, loss on sale of business, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions.
We also provide “free cash flow" (“FCF”) to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business.
Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.
The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, for total company and by segment, which include the impact of amortization of acquired intangible assets, share-based payment expense, and special charges. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, loss on sale of business, share-based payment expense, and special charges. Adjusted diluted EPS is adjusted net income divided by diluted weighted average shares outstanding. The most directly comparable GAAP measure for EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, and amortization of acquired intangible assets. The most directly comparable GAAP measure for adjusted EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, special charges, and miscellaneous (income) expense, net. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release.

Press Release Exhibit 99.1
The Company defines FCF as net cash provided by operating activities less purchases of property, plant and equipment. A calculation of this measure is available in this news release.
The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.
Forward-Looking Information
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “believe,” “intend,” “anticipate,” “indicative,” “projection,” “predict,” “plan,” “may,” “could,” “should,” “would,” “potential,” and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, many of which are outside of our control. These risks and uncertainties could cause actual results to differ materially from our historical experience and management’s present expectations or projections. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, Part I, Item 1a Risk Factors), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	May 31, 2023	August 31, 2022
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$359.3	$223.2
Accounts receivable, less reserve for doubtful accounts of $1.3 and $1.2, respectively	545.0	665.9
Inventories	400.5	485.7
Prepayments and other current assets	103.6	91.2
Total current assets	1,408.4	1,466.0
Property, plant, and equipment, net	290.4	276.5
Operating lease right-of-use assets	84.8	74.9
Goodwill	1,096.7	1,084.3
Intangible assets, net	504.9	529.2
Deferred income taxes	1.3	1.3
Other long-term assets	52.4	48.0
Total assets	$3,438.9	$3,480.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$344.3	$397.8
Current maturities of debt	—	18.0
Current operating lease liabilities	19.2	15.7
Accrued compensation	83.1	88.0
Other current liabilities	177.6	214.1
Total current liabilities	624.2	733.6
Long-term debt	495.4	495.0
Long-term operating lease liabilities	78.0	67.4
Accrued pension liabilities	41.9	41.4
Deferred income taxes	103.2	102.1
Other long-term liabilities	126.4	128.9
Total liabilities	1,469.1	1,568.4
Stockholders’ equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 54,400,920 and 54,241,069 issued, respectively	0.5	0.5
Paid-in capital	1,056.9	1,036.3
Retained earnings	3,426.6	3,176.2
Accumulated other comprehensive loss	(120.0)	(125.8)
Treasury stock, at cost, of 23,055,460 and 21,753,820 shares, respectively	(2,394.2)	(2,175.4)
Total stockholders’ equity	1,969.8	1,911.8
Total liabilities and stockholders’ equity	$3,438.9	$3,480.2

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	May 31, 2023	May 31, 2022	May 31, 2023	May 31, 2022
Net sales	$1,000.3	$1,060.6	$2,941.8	$2,895.8
Cost of products sold	553.0	615.5	1,671.3	1,685.6
Gross profit	447.3	445.1	1,270.5	1,210.2
Selling, distribution, and administrative expenses	304.0	302.4	899.9	850.1
Special charges	—	—	6.9	—
Operating profit	143.3	142.7	363.7	360.1
Other expense:
Interest expense, net	3.9	6.2	16.2	18.1
Miscellaneous expense (income), net	0.7	(1.5)	6.1	(3.1)
Total other expense	4.6	4.7	22.3	15.0
Income before income taxes	138.7	138.0	341.4	345.1
Income tax expense	33.7	32.3	78.3	76.5
Net income	$105.0	$105.7	$263.1	$268.6

Earnings per share(1):
Basic earnings per share	$3.31	$3.10	$8.22	$7.75
Basic weighted average number of shares outstanding	31.682	34.079	32.006	34.659
Diluted earnings per share	$3.28	$3.07	$8.13	$7.66
Diluted weighted average number of shares outstanding	32.011	34.440	32.360	35.067
Dividends declared per share	$0.13	$0.13	$0.39	$0.39
(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	May 31, 2023	May 31, 2022
Cash flows from operating activities:
Net income	$263.1	$268.6
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	70.4	71.4
Share-based payment expense	32.4	27.5
Gain on sale of property, plant, and equipment	—	(2.3)
Asset impairment	4.3	1.7
Loss on sale of a business	11.2	—
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	123.9	(27.2)
Inventories	82.6	(174.5)
Prepayments and other current assets	(9.6)	(38.3)
Accounts payable	(53.4)	58.9
Other	(53.4)	(20.1)
Net cash provided by operating activities	471.5	165.7
Cash flows from investing activities:
Purchases of property, plant, and equipment	(48.0)	(38.0)
Proceeds from sale of property, plant, and equipment	—	8.9
Acquisition of businesses, net of cash acquired	(35.4)	(12.2)
Other investing activities	7.0	(1.9)
Net cash used for investing activities	(76.4)	(43.2)
Cash flows from financing activities:
Repayments on credit facility, net of borrowings	(18.0)	122.0
Repurchases of common stock	(216.2)	(403.5)
Proceeds from stock option exercises and other	2.1	10.6
Payments of taxes withheld on net settlement of equity awards	(13.9)	(8.0)
Dividends paid	(12.7)	(13.7)
Net cash used for financing activities	(258.7)	(292.6)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(3.0)
Net change in cash and cash equivalents	136.1	(173.1)
Cash and cash equivalents at beginning of period	223.2	491.3
Cash and cash equivalents at end of period	$359.3	$318.2

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)

The following tables show net sales by channel for the periods presented:

	Three Months Ended
	May 31, 2023	May 31, 2022	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$686.0	$725.9	$(39.9)	(5.5)%
Direct sales network	103.9	96.1	7.8	8.1%
Retail sales	48.0	44.7	3.3	7.4%
Corporate accounts	44.4	59.1	(14.7)	(24.9)%
Original equipment manufacturer and other	58.4	82.6	(24.2)	(29.3)%
Total ABL	940.7	1,008.4	(67.7)	(6.7)%
ISG	65.8	58.3	7.5	12.9%
Eliminations	(6.2)	(6.1)	(0.1)	1.6%
Total	$1,000.3	$1,060.6	$(60.3)	(5.7)%

	Nine Months Ended
	May 31, 2023	May 31, 2022	Increase (Decrease)	Percent Change
ABL:
Independent sales network	$1,995.0	$1,977.0	$18.0	0.9%
Direct sales network	305.0	269.3	35.7	13.3%
Retail sales	148.3	134.3	14.0	10.4%
Corporate accounts	147.5	149.7	(2.2)	(1.5)%
Original equipment manufacturer and other	182.8	224.8	(42.0)	(18.7)%
Total ABL	2,778.6	2,755.1	23.5	0.9%
ISG	180.8	154.7	26.1	16.9%
Eliminations	(17.6)	(14.0)	(3.6)	25.7%
Total	$2,941.8	$2,895.8	$46.0	1.6%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total Company as well as our reportable operating segments (in millions except per share data):

	Three Months Ended
	May 31, 2023		May 31, 2022		Increase (Decrease)	Percent Change
Net sales	$1,000.3		$1,060.6		$(60.3)	(5.7)%

Operating profit (GAAP)	$143.3		$142.7		$0.6	0.4%
Percent of net sales		14.3%		13.5%	80	bps
Add-back: Amortization of acquired intangible assets	9.2		10.2
Add-back: Share-based payment expense	10.4		9.9
Adjusted operating profit (Non-GAAP)	$162.9		$162.8		$0.1	0.1%
Percent of net sales (Non-GAAP)		16.3%		15.3%	100	bps

Net income (GAAP)	$105.0		$105.7		$(0.7)	(0.7)%
Add-back: Amortization of acquired intangible assets	9.2		10.2
Add-back: Share-based payment expense	10.4		9.9
Total pre-tax adjustments to net income	19.6		20.1
Income tax effects	(4.5)		(4.5)
Adjusted net income (Non-GAAP)	$120.1		$121.3		$(1.2)	(1.0)%

Diluted earnings per share (GAAP)	$3.28		$3.07		$0.21	6.8%
Adjusted diluted earnings per share (Non-GAAP)	$3.75		$3.52		$0.23	6.5%

Net income (GAAP)	$105.0		$105.7		$(0.7)	(0.7)%
Interest expense, net	3.9		6.2
Income tax expense	33.7		32.3
Depreciation	12.7		13.3
Amortization	9.2		10.2
EBITDA (Non-GAAP)	164.5		167.7		(3.2)	(1.9)%
Share-based payment expense	10.4		9.9
Miscellaneous expense (income), net	0.7		(1.5)
Adjusted EBITDA (Non-GAAP)	$175.6		$176.1		$(0.5)	(0.3)%

Press Release Exhibit 99.1

	Three Months Ended
ABL	May 31, 2023	May 31, 2022	Increase (Decrease)	Percent Change
Net sales	$940.7	$1,008.4	$(67.7)	(6.7)%

Operating profit (GAAP)	$150.0	$149.6	$0.4	0.3%
Add-back: Amortization of acquired intangible assets	6.1	7.0
Add-back: Share-based payment expense	3.6	3.2
Adjusted operating profit (Non-GAAP)	$159.7	$159.8	$(0.1)	(0.1)%

Operating profit margin (GAAP)	15.9%	14.8%	110	bps
Adjusted operating profit margin (Non-GAAP)	17.0%	15.8%	120	bps

	Three Months Ended
ISG	May 31, 2023	May 31, 2022	Increase (Decrease)	Percent Change
Net sales	$65.8	$58.3	$7.5	12.9%

Operating profit (GAAP)	$8.6	$9.2	$(0.6)	(6.5)%
Add-back: Amortization of acquired intangible assets	3.1	3.2
Add-back: Share-based payment expense	1.1	1.2
Adjusted operating profit (Non-GAAP)	$12.8	$13.6	$(0.8)	(5.9)%

Operating profit margin (GAAP)	13.1%	15.8%	(270)	bps
Adjusted operating profit margin (Non-GAAP)	19.5%	23.3%	(380)	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Nine Months Ended
	May 31, 2023		May 31, 2022		Increase (Decrease)	Percent Change
Net sales	$2,941.8		$2,895.8		$46.0	1.6%

Operating profit (GAAP)	$363.7		$360.1		$3.6	1.0%
Percent of net sales		12.4%		12.4%	—	bps
Add-back: Amortization of acquired intangible assets	32.1		30.8
Add-back: Share-based payment expense	32.4		27.5
Add-back: Special charges	6.9		—
Adjusted operating profit (Non-GAAP)	$435.1		$418.4		$16.7	4.0%
Percent of net sales		14.8%		14.4%	40	bps

Net income (GAAP)	$263.1		$268.6		$(5.5)	(2.0)%
Add-back: Amortization of acquired intangible asset	32.1		30.8
Add-back: Share-based payment expense	32.4		27.5
Add-back: Loss on sale of a business	11.2		—
Add-back: Special charges	6.9		—
Total pre-tax adjustments to net income	82.6		58.3
Income tax effect	(19.1)		(13.3)
Adjusted net income (Non-GAAP)	$326.6		$313.6		$13.0	4.1%

Diluted earnings per share (GAAP)	$8.13		$7.66		$0.47	6.1%
Adjusted diluted earnings per share (Non-GAAP)	$10.09		$8.94		$1.15	12.9%

Net income (GAAP)	$263.1		$268.6		$(5.5)	(2.0)%
Interest expense, net	16.2		18.1
Income tax expense	78.3		76.5
Depreciation	38.3		40.6
Amortization	32.1		30.8
EBITDA (Non-GAAP)	428.0		434.6		$(6.6)	(1.5)%
Share-based payment expense	32.4		27.5
Miscellaneous expense (income), net	6.1		(3.1)
Special charges	6.9		—
Adjusted EBITDA (Non-GAAP)	$473.4		$459.0		$14.4	3.1%

Press Release Exhibit 99.1

	Nine Months Ended
ABL	May 31, 2023	May 31, 2022	Increase (Decrease)	Percent Change
Net sales	$2,778.6	$2,755.1	$23.5	0.9%

Operating profit	$391.7	$394.2	$(2.5)	(0.6)%
Add-back: Amortization of acquired intangible assets (1)	22.8	21.2
Add-back: Share-based payment expense	10.4	9.5
Add-back: Special charges	6.9	—
Adjusted operating profit	$431.8	$424.9	$6.9	1.6%

Operating profit margin	14.1%	14.3%	(20)	bps
Adjusted operating profit margin	15.5%	15.4%	10	bps
(1) Amortization expense for the first nine months of fiscal 2023 includes accelerated amortization of $4.0 million for certain discontinued brands.

	Nine Months Ended
ISG	May 31, 2023	May 31, 2022	Increase (Decrease)	Percent Change
Net sales	$180.8	$154.7	$26.1	16.9%

Operating profit	$22.7	$12.4	$10.3	83.1%
Add-back: Amortization of acquired intangible assets	9.3	9.6
Add-back: Share-based payment expense	3.9	3.3
Adjusted operating profit	$35.9	$25.3	$10.6	41.9%

Operating profit margin	12.6%	8.0%	460	bps
Adjusted operating profit margin	19.9%	16.4%	350	bps

	Nine Months Ended
	May 31, 2023	May 31, 2022	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$471.5	$165.7	$305.8	184.6%
Less: Purchases of property, plant, and equipment	(48.0)	(38.0)
Free cash flow (Non-GAAP)	$423.5	$127.7	$295.8	231.6%